TENGASCO ANNOUNCES ELECTION OF NEW DIRECTOR

FOR IMMEDIATE RELEASE

OCTOBER 27, 2004

Knoxville, TN. — Tengasco, Inc. (AMEX:TGC) announced today that on October 21, 2004, Jeffrey R. Bailey, the President of the Company, was elected to the Company’s Board of Directors.

Forward-looking statements made in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward looking statements involve risk and uncertainties which may cause actual results to differ from anticipated results, including risks associated with the timing and development of the Company’s reserves and projects as well as risks of downturns in economic conditions generally, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.